UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): April 15, 2008

SK3 GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware	000-30919	98-6218467
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

500 Mamaroneck Avenue

Harrison, New York  10528

 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (914) 777-2090

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE: SK3 Group, Inc. is filing this Current Report on Form 8K/A to amend the Current Report on Form 8-K initially filed with the Securities Exchange Commission on May 7, 2008 to (i) add disclosure in the sixth paragraph of Item 4.01 to the two most recent fiscal years and the subsequent interim period and (ii) to file an amended Exhibit 16.1.

Item 4.01 Changes in Registrant’s Certifying Accountant.

On May 2, 2008, Manning Elliott LLP (“Manning Elliott”) resigned as the independent auditors of SK3 Group, Inc. (the “Company”) and its subsidiaries.

Manning Elliott’s report on the Company's financial statements for the two fiscal years ended December 31, 2007 and 2006 contained an explanatory paragraph indicating that there was substantial doubt as to the Company’s ability to continue as a going concern. Other than such statement, no report of Manning Elliott on the financial statements of the Company for either of the past two years contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s two most recent fiscal years and through May 2, 2008: (i) there have been no disagreements with Manning Elliott on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Manning Elliott, would have caused it to make reference to the subject matter of the disagreement in connection with its reports and (ii) Manning Elliott did not advise the Company of any of the events requiring reporting in this Current Report on Form 8-K under Item 304(a)(1) of Regulation S-K.

The Company provided to Manning Elliott the disclosure contained in this Form 8-K and requested Manning Elliott to furnish a letter addressed to the Commission stating whether it agrees with the statements made by the Company herein and, if not, stating the respects in which it does not agree. A copy of such letter is attached hereto as Exhibit 16.1.

On May 2, 2008, the Board of Directors approved the Company's engagement of Rotenberg and Co., LLP ("Rotenberg") as independent auditors for the Company and its subsidiaries.

During the Company’s two most recent fiscal years and through May 2, 2008, neither the Company nor anyone on its behalf consulted Rotenberg regarding (i) the application of accounting principles to a specific completed or contemplated transaction, (ii) the type of audit opinion that might be rendered on the Company's financial statements, or (iii) any matter that was the subject of a disagreement or event identified in response to Item 304(a)(1) of Regulation S-K (there being none).

ITEM 5.02.

Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2008, Sajid Kapadia resigned as chief executive officer, chief financial officer and secretary of the Company, effective immediately.  There was no disagreement or dispute between Mr. Kapadia and the Company which led to his resignation.

On April 15, 2008, the Board of Directors of the Company appointed Amit Sankhala as chief executive officer, chief financial officer and secretary of the Company. There are no understandings or arrangements between Mr. Sankhala and any other person pursuant to which Mr. Sankhala was selected as an executive officer. Mr. Sankhala does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or executive officer.   As of the date of this Current Report on Form 8-K, Mr. Sankhala has not entered into any oral or written compensatory arrangement with the Company.  Mr. Sankhala was chief executive officer, chief financial officer and secretary of the Company from December 2004 until April 16, 2007.  Mr. Sankhala has been a director since December 2004.

On May 5, 2008, Amit Sankhala resigned as chief executive officer, chief financial officer and secretary of the Company, effective immediately.  There was no disagreement or dispute between Mr. Sankhala and the Company which led to his resignation.

On May 5, 2008, the Board of Directors of the Company appointed Sajid Kapadia as chief executive officer, chief financial officer and secretary of the Company. There are no understandings or arrangements between Mr. Kapadia and any other person pursuant to which Mr. Kapadia was selected as an executive officer. Mr. Kapadia does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or executive officer.   As of the date of this Current Report on Form 8-K, Mr. Kapadia has not entered into any oral or written compensatory arrangement with the Company.  Mr. Kapadia was chief executive officer, chief financial officer and secretary of the Company from April 16, 2007 until April 15, 2008.  Mr. Kapadia has been a director since April 2007.

Item 9.01. Financial Statements and Exhibits.

Exhibits.

Exhibit No.	Description of Exhibit
16.1	Letter of Manning Elliott LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SK3 GROUP, INC.

Date: May 9, 2008

By:/s/ Sajid Kapadia

Name:  Sajid Kapadia

Title: Chief Executive Officer